UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

Commission File Number: 001-38213

ARCIMOTO, INC.

(Exact Name of Registrant as Specified in Charter)

Oregon	26-1449404
(State of Incorporation)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR	97402
(Address of Principal Executive Offices)	(Zip Code)

(541) 683-6293

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2022, Arcimoto, Inc. (the “Company”) entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) with 3i, LP (the “Buyer”), pursuant to which the definition of “Stockholder Meeting Deadline” in that certain Securities Purchase Agreement (the “SPA”), dated August 31, 2022, between the Company and the Buyer was extended to the one hundred and twentieth (120th) calendar day after the Initial Closing Date (as defined in the SPA).

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Amendment set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement, dated October 20, 2022, between Arcimoto, Inc. and 3i, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022	ARCIMOTO, INC.

	By:	/s/ Jesse Fittipaldi
	Name:	Jesse Fittipaldi
	Title:	Interim Chief Executive Officer

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